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                                                                EXHIBIT 5B


INTERNAL REVENUE SERVICE                    DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX  75242

                                   Employer Identification Number:
Date:  Dec 01, 1995                    36-3121988
                                   File Folder Number:
                                       360042664
HOUSEHOLD INTERNATIONAL, INC.      Person to Contact:
2700 SANDERS ROAD                      TECHNICAL SCREENER
PROSPECT HEIGHTS, IL  60070        Contact Telephone Number:
                                       (312) 435-1040
                                   Plan Name:
                                    HOUSEHOLD INTERNATIONAL TAX RED
                                    INVESTMENT PLAN
                                   Plan Number:  005


Dear Applicant:

   We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on December 19, 1994.

     This determination letter is also applicable for the amendment(s) adopted on June 10, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a) (4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

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HOUSEHOLD INTERNATIONAL, INC.

     This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    /s/ Bobby E. Scott

                                    Bobby E. Scott
                                    District Director

Enclosures:
Publication 794
Addendum

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HOUSEHOLD INTERNATIONAL, INC.

     This determination letter is also applicable for the amendment(s) adopted on December 10, 1993.

     This determination letter also applies to the amendments dated July 30, 1993, December 6, 1991, July 3, 1991, May 14, 1991 and December 19, 1990.

     This determination letter supercedes the previous letters dated Sept. 6, 1995 and Oct 25, 1995.